UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2026
__________________________
TaskUs, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40482	83-1586636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1650 Independence Drive, Suite 100
New Braunfels, Texas 78132
(Address of principal executive offices) (Zip Code)
(888) 400-8275
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	TASK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2026, TaskUs, Inc. (the “Company”) received notice from Jacqueline D. Reses of her resignation as a director on the Company’s Board of Directors (the “Board”), effective immediately following the Company’s 2026 Annual Meeting of Stockholders (“2026 AGM”), which is expected to be convened on or around May 21, 2026. As a Class I director, Ms. Reses is serving a three-year term that does not expire until the Company’s 2028 Annual Meeting of Stockholders; accordingly, the Board has approved a reduction in size from nine to eight members, contingent upon the vacancy created by the resignation of Ms. Reses subsequent to the 2026 AGM. The resignation of Ms. Reses was not due to any disagreement with the Company, its management, or the Board on any matter relating to the Company’s operations, policies or practices.

Additionally, the Company has received notice from BCP FC Aggregator LP (“BCP”), that pursuant to the Amended and Restated Stockholders Agreement, dated as of June 15, 2021, by and among the Company and the other parties thereto, BCP has requested the substitution of Amit Dalmia for Amit Dixit, as a “Blackstone Designee” and Class II director in connection with the 2026 AGM where Mr. Dalmia will be nominated as a Class II director, for a term to continue until the 2029 Annual Meeting of Stockholders. The foregoing substitution of Mr. Dalmia for Mr. Dixit, at the end of Mr. Dixit’s term as a Class II director, is not due to any disagreement with the Company, its management, or the Board on any matter relating to the Company’s operations, policies or practices.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

The Company plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) in connection with the 2026 AGM on or around April 10, 2026, which will include a proposal for the election of Class II directors for stockholder approval. The Proxy Statement will also contain, among other content, important information about the Company, its Board and contemplated updates to Board committee structure. Investors and security holders are urged to read the Proxy Statement carefully when it is available and will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASKUS, INC.

	By:	/s/ Claudia Walsh
Name: Claudia Walsh
Title: General Counsel and Corporate Secretary

Date: April 2, 2026